EXHIBIT 10.7

                       Mediware Information Systems, Inc.
                           1121 Old Walt Whitman Road
                               Melville, NY 11747




July 20, 1995

Mr. Les N. Dace
11211 Quivas Loop
Westminster, Colorado 80234

Dear Les:

Pursuant to your appointment as President and Chief Executive Officer of MEDIWARE Information Systems, Inc., this letter describes the details of your employment, as discussed in my office on July 14, 1995.

1. You will be employed as President and CEO of MEDIWARE Information Systems effective July 1, 1995.

2. You will continue to act as General Manager for both the Digimedics and Surgiware product centers.

3. You will report directly to the Chairman of the Board of MEDIWARE INFORMATION SYSTEMS, Inc.

4.       Your remuneration will be:

         o A gross salary of $110,000 per year, less applicable taxes, paid bi-weekly
         o A bonus based on the gross profits of MEDIWARE, including the Hemocare, Digimedics, and Surgiware Product Centers, less all extra ordinary corporate overhead expenses, paid at a rate equal to 5% of the gross profit, before interest and tax allocations. Your bonus will be calculated in the same manner as the previous President of Mediware, John Frieberg
         o 50,000 MIS options, vesting over three years beginning July 1, 1995 @ $1.00 per share
         o        Previously granted options will continue to be in effect
         o        Four weeks vacation per year
         o        All employee benefits offered by MIS
         o        A $500 per month auto allowance

5.       Other elements of your employment are:

         o Three months severance will be paid to you if you are involuntarily terminated
         o You will devote substantially all your efforts to this position
         o        You will be based in Scotts Valley,  California
         o Bonuses will be paid every six months as an advance against audited year end results
MEDIWARE Information Systems, Inc.


Lawrence Auriana                            I Agree to the Terms Offered Above:
Chairman of the Board                       Date:  7-20-95

                                                     Name: /s/ Les N. Dace
                                                          ---------------------
                                                             Les N. Dace



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April 10, 1990


Mr. John Esposito
6A Coptor Court
Huntington, NY 11743

Dear John:

Pursuant to our conversations, this letter describes your employment with Hemocare, Inc.

I am very happy to offer this position and look forward to continuing a working and personal relationship that I have already found most productive and pleasant.

The items we have discussed are:

A. You will be employed as a Vice President of Sales of Hemocare, Inc. (HI).

B.       In this position you will report to me, the C.E.O. of HI.

C.       Your responsibilities will be:

         1. To profitably manage the sales activities of HI, including the supervision of the Hemocare sales staff.

         2. To participate in the overall management of HI with particular emphasis on sales and marketing topics.

D.       Your remuneration will be:

         1. A gross salary of $5,417 per month, less applicable taxes.

         2. A non-recoverable draw of $5,000 per year, against bonuses, payable bi-weekly.

         3. A bonus based on the gross profits of HI, (defined herein, and subsequently, as gross receipts, less: hardware costs, discounts, returns, customizations, interfaces, shipping and delivery costs; and less direct non-salary, consultant fees, (synonymous with installation fees), training and installation costs not covered by HI's charges of these services to customers, and excluding all monthly support revenues from existing and future customers) equal to 2% of gross profit.

         4. 150,000 HI options, priced at $.176 per share, or their equivalent if splits or reverse splits occur. These



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                  options will vest over a three year period at a rate of 50,000 per year.

         5. An additional 150,000 HI options, priced at $.176 per share, or their equivalent if splits or reverse splits occur, to be awarded at a rate of 50,000 per year, vesting immediately after award, and awarded, pro-rata that year, based on the total revenue of HI, achieving 25% growth.

         6. A car allowance of $500 per month will be paid to you each month to defray the cost of car payments, gas and repairs, maintenance and all other costs associated with the operation of said vehicle. This car allowance will be paid to you once per month, less applicable taxes.

         7. For purposes of 3 and 5, above, increases in gross profits and sales of HI which result from new acquisitions or mergers shall be based on the previous twelve months before the acquisition and, solely, but reasonably, determined by HI.

E.       Other elements of your employment are:

         1. You will be eligible for all employee benefit programs in place for HI employees, such as health insurance, life insurance, dental insurance, and long term disability.

         2.       You will earn three weeks paid vacation per year.

         3. You will devote substantially all of your efforts to the responsibilities of this position.

         4. You will honor the non-compete and confidential covenants that are applicable at HI, as defined in the attached document entitled "Employee Agreement", with the following exceptions:
                  Section 6,  entitled  "Damage" is removed  from the  document.
                  Section 7, sentence 4 is amended to reflect "State of New York" versus "State of California" jurisdiction.

         5. All bonuses are paid in six month intervals, with the mid-year bonus payment treated as a draw against the final year-end bonus, which is based on audited results, and payable when these are available.

         6. In the event of termination of your employment by HI, a minimum of two months severance pay will be issued to you based on the salary figures and intervals described in Section D.(1) above.



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         7.       A salary  review will be  undertaken 12 months after you begin your employment with HI, with any increase based on your mutual agreement between HI and yourself, primarily determined by the revenue goals described in Section D.(5) above.

         8. You will be reimbursed by HI for all business related expenses you incur.

If you find these items consistent with our understandings, and suitable to your acceptance of the position offered, please sign and date the acceptance section below.


Sincerely yours,

HEMOCARE, INC.


/s/ Colin Shanks
---------------------
Colin Shanks,
President and C.E.O.


I agree to accept the employment position offered, herein.

Date:  5/16/90
Name:  /s/ John Esposito
       ---------------------
         John Esposito


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                       Mediware Information Systems, Inc.
                           1121 Old Walt Whitman Road
                               Melville, NY 11747



March 23, 1994


Mr. Thomas Mulstay
14 Berkley Street
Nashua, New Hampshire 03060

Dear Tom:

Pursuant to our conversation, this letter describes your modified employment with Mediware Information Systems (MIS), for the period July 1, 1993 - June 30, 1994, and will be automatically renewed annually thereafter.

TITLE - VICE PRESIDENT/GENERAL MANAGER HEMOCARE, INC. (HI)
        Part Time/Vice President Marketing

Salary      - Gross Salary $6,250 Per  Mo/$75,000  Yr, with Auto  Allowance $500
            Per Mo.

Bonus:

         (1) A bonus based on the profit of HI, without corporate overheads of MIS or corporate income taxes, equal to 1.5%, if it is less than $200,000 and 2.5% for amounts of HI profits greater than $200,000. Bonus due no later than 30 days from fiscal period end.

         (2) A bonus based on the gross profits of HI (defined here, and subsequently, as gross receipts, less: hardware costs, discounts, returns, shipping delivery costs; and less special work, shipping delivery costs; and less direct non-salary, consultant fees, training, and installation costs and excluding all revenues from existing customers) equal to 1% of this gross profits.

         (3) A bonus based on the gross profit of all new MIS sales, excluding all revenues from existing customers, of 0.5% of this gross profit.

         (4)      A  bonus  of all  reseller  sales  for all  products  of 3% of
                  software   revenues,   interface  fees,  first  year  software
                  maintenance revenue and hardware profit margin.

         (5) All bonuses, except for the bonus for reseller sales which shall be paid on 85% on receipt of customers po or reseller signed acceptable contract, and down payment, and 15% on receipt of final customer acceptance or reseller payment,




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                  shall be paid no later than January 30, based on mid-financial year results as an advance against audited year end results. Year end bonus to be paid no later than 30 days from audited statements.

Options           - As committed in the original  agreement  dated May 17, 1990.
                  Options will be executed and documented in sixty days from March 16, 1992, and additional options to be issued at the discretion of the Board.

Travel Expenses   - A base  amount of $2,000 monthly  to  defray  hotel/lodging,
                  meals,  laundry  and  tolls  and  parking.   Air fare  will be
                  booked directly through corporate travel agency.   Base amount
                  payable no later than the tenth of the applicable month.

Car Phone - This will be paid for by the company.

Other elements of Employment - You will be eligible for all employee benefit programs in place for MIS employees.

                  You will earn three weeks vacation per year.

                  You will devote substantially all your efforts to this position.

                  You will honor the non-compete and confidential covenants that are applicable to MIS employees.

                  Three months severance will be paid to you if you are involuntarily terminated as well as all bonuses and commissions due at time of termination will be prorated and paid at the time of termination.

If you find these terms acceptable and suitable to your acceptance of this position offered, please sign and date the acceptance section below.

Regards,


John C. Frieberg
President

I agree to accept the position offered.

                                               /s/ Thomas Mulstay/3/25/94
                                               --------------------------
                                               Thomas Mulstay/Date


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